Exhibit 10.1

OMNIBUS AMENDMENT TO SECURED PROMISSORY NOTES

This Omnibus Amendment to Secured Promissory Notes (this “Amendment” or “Agreement”) is entered into as of September 5, 2020 by and between Astrotech Corporation, a Delaware corporation (“Maker”) and Thomas B. Pickens III (“Lender”), with reference to (1) that certain Secured Promissory Note, dated September 5, 2019, in the amount of One Million Five Hundred Thousand Dollars ($1,500,000.00) made by Maker in favor of Lender (the “2019 Note”) and (2) that certain Secured Promissory Note, dated February 13, 2020, in the amount of One Million Dollars ($1,000,000.00) made by Maker in favor of Lender (the “2020 Note,” and, together with the 2019 Note, the “Notes”).  Undefined terms herein have the same definitions set forth in the Note.

By this Amendment, Maker and Lender have agreed to amend the Notes on the following terms:

1.

New Maturity Date.  The Maturity Dates of the Notes are hereby extended, such that the Maturity Dates shall now be September 5, 2021, or any earlier date on which the unpaid principal balance of the Notes becomes due and payable by acceleration or otherwise. All remaining principal amounts under the Notes, together with accrued and unpaid interest thereon and all other amounts payable thereunder, shall be due and payable on the Maturity Dates.

2.

Notes Remain Secured.  The 2019 Note shall continue to remain secured by the Security Agreement, dated September 5, 2019, by and between Maker, the subsidiaries of Maker and the Secured Party (as defined therein), as amended.  The 2020 Note shall continue to remain secured by the Security Agreement, dated February 13, 2020, by and between Maker, the subsidiaries of Maker and the Secured Party (as defined therein). Except for the terms and provisions of this Amendment, which shall control over any inconsistent provisions in the Notes, the Notes shall remain in full force and effect.

3.

Effect; Continuing Validity.  The Notes are amended to the extent necessary to give effect to this Agreement, and the terms of this Agreement shall supersede any contrary terms in the Loan Documents.  Each reference to the “Note” in the Notes the shall be deemed to refer to the respective Notes as modified by this Agreement. Except as specifically set forth herein, the terms and conditions of the Notes shall remain unmodified and are hereby ratified by the parties. Maker acknowledges and agrees that, except as otherwise expressly provided in this Agreement, all terms, conditions and provisions of the Notes shall continue in full force and effect, and remain unaffected and unchanged. This Agreement in no way acts as a release or relinquishment of, and in no way affects, the liens, security interests and rights created by or arising under the Notes, or the priority thereof. Such liens, security interests and rights are hereby ratified, confirmed, renewed and extended in all respects. The Notes, any other security for payment of the Notes, and all rights, remedies, titles, liens and equities securing the Notes as hereby modified and the indebtedness represented thereby are hereby recognized, renewed, extended and continued in full force and effect for the benefit of the holder of the Notes and the indebtedness evidenced thereby.

Exhibit 10.1

4.

Not a Novation. This Agreement is a modification only and not a novation.  This Agreement is to be considered attached to the Notes, and made a part thereof.  This Agreement shall not release or affect the liability of any guarantor, surety or endorser of the Notes, or release any owner of collateral securing the Notes, except as otherwise provided herein. The validity, priority and enforceability of the Notes shall not be impaired hereby.

5.

This Agreement One of the Loan Documents.  From and after the date hereof, this Agreement is and shall be deemed a part of the Notes.  An event of default under this Agreement shall constitute an event of default under the Notes.

6.

Guarantors. In order for this Agreement to become effective, all parties who have guaranteed the loan or performance under the Notes or have pledged assets, including cash accounts or real property, as additional security for the loan (such parties, whether one or more, being referred to collectively as “Guarantors”), shall execute the Acknowledgment, Consent and Affirmation appended to this Agreement.

7.

Counterparts. This Agreement may be executed in counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts, taken together, shall constitute one and the same instrument. Delivery of an executed counterpart of this Agreement by telefacsimile or electronically shall be equally as effective as delivery of a manually executed counterpart of this Agreement.

[Signature pages follow]

Exhibit 10.1

IN WITNESS WHEREOF, Maker and Lender have executed this Omnibus Amendment to Promissory Notes as of the date first written above.

LENDER	MAKER
ASTROTECH CORPORATION
/s/ Thomas B. Pickens III Thomas B. Pickens III	By: /s/ Eric Stober Eric Stober Chief Financial Officer

[SIGNATURE PAGE TO AMENDMENT TO SECURED PROMISSORY NOTE]

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